GEOVIC MINING CORP.

2010 STOCK AWARD PLAN

1.	PURPOSES.

(a) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(b) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors, Officers and Consultants of the Company and its Affiliates; provided that in no event shall a Stock Award be granted unless, with respect to the proposed grantee, the Company qualifies as an “eligible issuer of service-recipient stock” for purposes of Treasury Regulations § 1.409A-1(b)(5)(iii)(E).

(c) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Restricted Stock and Restricted Stock Units.

2.	DEFINITIONS.

(a) “Affiliate” means any entity that controls, is controlled by, or is under common control with the Company.

(b) “Board” means the Board of Directors of the Company.

(c) “Change of Control” means any one or more of the following events:

(i) a consolidation, merger, amalgamation, arrangement or other reorganization or acquisition involving the Company or any of its subsidiaries and another corporation or other entity, as a result of which the holders of Common Stock prior to the completion of the transaction hold less than 50% of the outstanding shares of the successor corporation after completion of the transaction;

(ii) the sale, lease, exchange or other disposition, in a single transaction or series of related transactions, of assets, rights or properties of the Company and/or any of its Subsidiaries which have an aggregate book value greater than 50% of the book value of the assets, rights and properties of the Company and its Subsidiaries on a consolidated basis to any other person or entity, other than a disposition to a majority-owned subsidiary of the Company in the course of a reorganization of the assets of the Company and its subsidiaries;

(iii) the stockholders approve a plan of complete liquidation of the Company;

(iv) any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than fifty percent (50%) of the then outstanding voting stock of the Company;

(v) as a result of or in connection with (A) a contested election of directors; or (B) a consolidation, merger, amalgamation, arrangement or other reorganization or acquisitions involving the Company or an of its Affiliates and another corporation or other entity, the nominees named in the most recent Proxy Statement of the Company for election shall not constitute a majority of the Board; or

(vi) the Board adopts a resolution to the effect that a Change of Control as defined herein has occurred or is imminent.

(d) “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(e) “Committee” means the Compensation Committee of the Company or such other independent committee as the Board of Directors of the Company shall determine.

(f) “Common Stock” means the Company’s common stock par value US$0.0001 and other rights with respect to such stock.

(g) “Company” means Geovic Mining Corp., a Delaware corporation.

(h) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate.

(i) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director, Officer or Consultant, is not interrupted or terminated. Unless otherwise provided in a Stock Award Agreement, the Participant’s Continuous Service shall not be deemed to have terminated (A) as a result of a leave of absence of up to twelve months approved by the Chief Executive Officer of the Company and the Board or (B) merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director, Officer or Consultant or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service to the Company or an Affiliate as an Employee, Director, Officer or Consultant. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate may not constitute an interruption of Continuous Service. The Board, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any other leave of absence, including sick leave, military leave or personal leave.

(j) “Director” means a member of the Board of Directors of the Company.

(k) “Disability” means the Participant’s inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively the duties and obligations to the Company and its Affiliates performed by such person immediately prior to such disability for a period of at least six (6) months, as determined in the good faith judgment of the Board.

(l) “Dollars” or “$” or “US$” means United States dollars.

(m) “Effective Date” shall mean March 26, 2010, the date of its approval by the Board.

(n) “Employee” means any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee by the Company or an Affiliate alone shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on the Toronto Stock Exchange or any established stock exchange in the United States, the Fair Market Value of the Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock if such stock is traded on more than one such exchange or market) on the last market trading day prior to the day of determination, as reported by such exchange or market or such other source as the Board reasonably deems reliable.

(ii) In the absence of such markets, if the Common Stock is quoted on the OTC Bulletin Board, the Fair Market Value of the Common Stock shall be the average of the closing bid price per share of the Common Stock for the three trading days ending on the last trading day prior to the day of determination, as reported by the OTC Bulletin Board.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board using a reasonable valuation method in accordance with Treas. Reg. Section 1.409A-1(b)(5)(iv)(B) or any successor thereto.

(q) “Form S-8” means Form S-8 Registration Statement under the Securities Act.

(r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(t) “Plan” means this Geovic Mining Corp. 2010 Stock Award Plan.

(u) “Restricted Period” shall mean the period of time determined by the Board during which a Stock Award is subject to restrictions.

(v) “Restricted Stock” shall mean shares of Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant provide Continuous Service for a specified period of time), granted under Section 6(a) of the Plan.

(w) “Restricted Stock Unit” shall mean an unfunded and unsecured promise to deliver shares of Common Stock, subject to certain restrictions (including, without limitation, a requirement that the Participant provide Continuous Service for a specified period of time), granted under Section 6(b) of the Plan.

(x) “Retirement” means an Employee’s retirement from the Company or an Affiliate, on or after attaining age 66 or earlier with the Board’s consent.

(y) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(z) “Securities Act” means the Securities Act of 1933, as amended.

(aa) “Stock Award” means any right granted under the Plan in the form of Restricted Stock or Restricted Stock Units.

(bb) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant.

3.	ADMINISTRATION.

(a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee as provided in Section 3(c). The Board may, at any time and for any reason in its sole discretion, rescind some or all of such delegation.

(b) The Board is authorized to interpret and to implement the Plan and all Plan agreements and may from time to time amend or rescind rules and regulations required for carrying out the Plan. The Board shall have the authority to exercise all of the powers granted to it under the Plan, to make any determination necessary or advisable in administering the Plan and to correct any defect or any omission and reconcile any inconsistency in the Plan. The Board shall have, in addition to any specific powers granted by this Plan, such powers that it may deem necessary, desirable, convenient or appropriate for the supervision and administration of this Plan.

(c) The Board may delegate administration of the Plan and its powers and duties thereunder, or any portion thereof, to a Committee or Committees, and the term Committee shall apply to any person or persons to whom such authority has been delegated. Upon such delegation, the Committee shall have the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan, except respecting matters under Rule 16b-3 of the Exchange Act or any rules or regulations thereunder, which are required to be determined in the sole discretion of the Committee.

(d) The Committee shall consist of such two or more Directors as the Board may designate from time to time, all of whom shall be and remain Directors. To the extent necessary to comply with Rule 16b-3, each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3. The Committee shall also satisfy any “independence” requirements of any national securities exchange on which the Shares are listed.

(e) All determinations, interpretations and constructions relating to this Plan made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons. No member of the Board or the Committee or any person to whom duties hereunder have been delegated, including any member of any committee or subcommittee, shall be liable for any action, interpretation or determination made in good faith, and such persons shall be entitled to full indemnification and reimbursement consistent with applicable law and in the manner provided in the Company’s Certificate of Incorporation and Bylaws, as the same may be amended from time to time, or as otherwise provided in any agreement between any such member and the Company.

4.	STOCK SUBJECT TO THE PLAN.

(a) Stock Reserve. Subject to the provisions of Section 9 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed 2,000,000 shares of Common Stock. The Common Stock subject to the Plan shall be authorized and unissued stock.

(b) Reversion of Stock to the Stock Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. If any Common Stock is withheld to satisfy any tax withholding requirement in connection with any Stock Award, only the shares issued (if any), net of the shares withheld, will be deemed delivered for purposes of determining the amount of Common Stock available for issuance under the Plan.

5.	ELIGIBILITY.

(a) Eligibility. Stock Awards may be granted to Employees, Directors, Officers and Consultants.

(b) Limitations on Stock Awards. The Board shall determine, on an annual basis, the maximum value of Common Stock subject to Stock Awards which an eligible Participant is allowed to receive under the Plan during any calendar year.

(c) Consultants. A Consultant shall only be eligible for the grant of a Stock Award if, at the time of grant, the securities issued to the Consultant would be eligible to be registered on Form S-8, unless the Board determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

6.	PROVISIONS OF STOCK AWARDS.

(a) Restricted Stock Awards. Each Stock Award Agreement evidencing a grant of Restricted Stock shall be in such form and shall contain such restrictions, terms and conditions, if any, as the Board shall deem appropriate and shall be subject to the terms and conditions of this Plan. The terms and conditions of Restricted Stock may change from time to time, and the terms and conditions of separate Restricted Stock awards need not be identical, but each Stock Award Agreement evidencing a grant of Restricted Stock shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Vesting. Common Stock awarded under the Stock Award Agreement shall be subject to a vesting schedule to be determined by the Board.

(ii) Termination of Participant’s Continuous Service. Unless otherwise provided in the Stock Award Agreement, in the event a Participant’s Continuous Service terminates prior to a vesting date set forth in the Stock Award Agreement, any unvested Restricted Stock shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company, and neither the Participant nor his or her heirs, executors, administrators or successors shall have any right or interest in such Restricted Stock. Notwithstanding the foregoing, unless otherwise provided in the Stock Award Agreement, in the event a Participant’s Continuous Service terminates as a result of (A) being terminated by the Company for reasons other than for cause, (B) death, (C) Disability, (D) Retirement, or (E) a Change of Control (subject to the provisions of Section 9(b) hereof), then any unvested Restricted Stock shall vest immediately upon such date.

(iii) Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE GEOVIC MINING CORP. 2010 STOCK AWARD PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, BETWEEN GEOVIC MINING CORP. AND THE PARTICIPANT. A COPY OF SUCH PLAN AND STOCK AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF GEOVIC MINING CORP.

(iv) Delivery of Restricted Stock. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Stock Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Stock Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Board and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Board, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Board in the applicable Stock Award Agreement).

(b) Grant of Restricted Stock Units. Each grant of Restricted Stock Units shall be in such form and shall contain such restrictions, terms and conditions, if any, as the Board shall deem appropriate and shall be subject to the terms and conditions of this Plan. The terms and conditions of Restricted Stock Units may change from time to time, and the terms and conditions of separate Restricted Stock Unit awards need not be identical, but each Stock Award Agreement evidencing a grant of Restricted Stock Units shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Vesting. Restricted Stock Units awarded pursuant to this Section 6(b) shall vest in the manner determined by the Board with respect to such award.

(ii) Termination of Participant’s Continuous Service. Unless otherwise provided in the Stock Award Agreement, in the event a Participant’s Continuous Service terminates prior to the end of the Restricted Period set forth in the Stock Award Agreement, any unvested portion of the Restricted Stock Units shall be forfeited, and neither the Participant nor his or her heirs, executors, administrators or successors shall have any right or interest in such Restricted Stock Units. Notwithstanding the foregoing, unless otherwise provided in the Stock Award Agreement, in the event a Participant’s Continuous Service terminates as a result of (A) being terminated by the Company for reasons other than for cause, (B) death, (C) Disability, (D) Retirement, or (E) a Change of Control (subject to the provisions of Section 9(b) hereof), then any unvested Restricted Stock Unit shall vest immediately upon such date.

(iii) Settlement of Restricted Stock Units. Unless otherwise provided by the Board in a Stock Award Agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units (and in no event later than March 15 of the year following the year in which the Restricted Stock Units vest), the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit.

(iv) Compliance with Code Section 409A. Except as the Board may otherwise determine with respect to certain Stock Award Agreements, Restricted Stock Units granted under this Plan are intended to fit within the “short-term deferral” exemption from Section 409A of the Code.

7.	AVAILABILITY OF STOCK.

During the terms of the Stock Awards, the Company shall keep available at all times the number of Common Stock required to satisfy such Stock Awards.

8.	MISCELLANEOUS.

(a) Acceleration of Exercisability and Vesting. Except with respect to Stock Awards intended to satisfy the definition of qualified performance-based compensation under Treasury Regulations § 1.162-27(d), the Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Nontransferability.

(i) Limitations on Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 8, by applicable law and by the Stock Award Agreement, as the same may be amended, (x) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (y) Stock Awards shall be exercised only by the Participant; and (z) amounts payable or shares issuable pursuant to any Stock Award shall be delivered only to (or for the account of) the Participant.

(ii) Exceptions. The Board may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Board may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

(iii) Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 8(b)(i) shall not apply to:

(1) transfers to the Company,

(2) the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the Participant has died, transfers to the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(3) transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Board, or

(4) if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative.

(c) Stockholder Rights.

(i) Restricted Stock. Unless otherwise provided in and upon the terms and conditions in the Stock Award Agreement, a Participant shall have the right to receive all dividends (payable in cash or payable in kind at the discretion of the Board as though the Participant was a holder of Common Shares) and other distributions paid or made respecting such Restricted Stock at such time the Restricted Stock has vested, provided, however, no holder of unvested Restricted Stock shall have any voting rights of a stockholder with respect to such unvested Restricted Stock unless and until such unvested Restricted Stock become vested. Dividends payable in kind to a Participant in respect of Restricted Stock shall not, in addition to other shares of Common Stock issued pursuant to Stock Awards exceed 2,000,000 shares of Common Stock.

(ii) Restricted Stock Units. No person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Restricted Stock Units hereunder until shares of Common Stock have been issued or delivered to that person pursuant to Section 6(b)(iv).

(d) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted, or any other capacity, or shall affect the right of the Company or an Affiliate to terminate with or without notice and with or without cause (i) the employment of an Employee, (ii) the service of a Consultant to the Company or an Affiliate or (iii) the service of a Director of the Company or an Affiliate.

(e) Withholding Obligations. If the Company has or will have a legal obligation to withhold the taxes related to the grant or vesting of the Stock Award, such Stock Award may not be granted or vested in whole or in part, unless such tax obligation is first satisfied in a manner satisfactory to the Company. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state, local or Canadian federal or provincial tax withholding obligation relating to the grant of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment in Dollars; (ii) authorizing the Company to withhold Common Stock from the Common Stock otherwise issuable to the Participant as a result of the grant of Common Stock under the Stock Award, provided, however, that no Common Stock is withheld with a Fair Market Value on the date on which the withholding obligation arose exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered Common Stock having the requisite Fair Market Value on the date of delivery.

(f) Substitutions and Repricings. The Board may, in its discretion, issue new Stock Awards in substitution for outstanding Stock Awards previously granted to Participants, or approve a repricing (within the meaning of U.S. generally accepted accounting practices or any applicable stock exchange rule) of Stock Awards issued under this Plan, in each case without the stockholders of the Company expressly approving such substitution or repricing, provided that such substitution or repricing comply with Section 409A of the Code and Section 7 of the Income Tax Act (Canada), as applicable.

(g) Listing and Qualification of Stock. This Plan and the grant and exercise of Stock Awards hereunder, and the obligation of the Company to sell and deliver Common Stock under such Stock Awards, shall be subject to compliance with the requirements of any regulatory authority having jurisdiction over the securities of the Company. The Company, in its discretion, may postpone the issuance or delivery of Common Stock upon any exercise of a Stock Award until completion of any stock exchange listing, or other qualification of such Common

Stock under any applicable law rule or regulation as the Company may consider appropriate, and may require any individual to whom a Stock Award is granted, such individual’s beneficiary or legal representative, as applicable, to make such representations and furnish such information as the Board may consider necessary, desirable or advisable in connection with the issuance or delivery of the Common Stock in compliance with applicable laws, rules and regulations.

(h) Non-Uniform Determinations. The Board’s determinations under this Plan (including, without limitation, determinations of the persons to receive Stock Awards, the form, term, provisions, amount and timing of the grant of such Stock Awards and of the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Stock Awards under this Plan, whether or not such persons are similarly situated.

9.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a) Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a) and the maximum number of securities subject to award to any person pursuant to Section 5(b), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards; provided that such adjustment shall, in all cases, be made in compliance with Section 409A of the Code and Treasury Regulations § 1.409A-1(b)(5)(v)(D) and Section 7 of the Income Tax Act (Canada). The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Asset Sale, Merger, Consolidation or Reverse Merger. In the event of Change of Control, then any unvested Stock Awards shall vest immediately prior to the closing of the Change of Control, and the Board shall have the power and discretion to provide for the Participant’s election alternatives regarding the terms and conditions for the exercise of, or modification of, any outstanding Stock Awards granted hereunder, provided, however, such alternatives shall not affect the then current exercise provisions without such Participant’s consent. The Board may provide that Stock Awards granted hereunder must be exercised in connection with the closing of such transaction, and that if not so exercised such Stock Awards will expire. Any such determinations by the Board may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants. The provisions of this Section 9(b) shall not apply to any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock.

10.	AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a) Amendment of Plan. The Board may, without notice to the stockholders and without further stockholder approval, at any time and from time to time, amend the Plan or any provisions hereof in such manner as the Board, in its sole discretion, determines appropriate, including but not limited to:

(i) make formal minor or technical modifications to any of the provisions of the Plan;

(ii) correct any ambiguity, defective provisions, error or omission in the provisions of the Plan;

(iii) change any Restricted Period of a Stock Award;

(iv) change the termination provisions of a Stock Award or the Plan;

(v) change the persons who qualify as Participants under the Plan;

(vi) make adjustments upon changes in Common Stock as provided in Section 9 hereof,

provided, however, that:

(vii) no such amendment of the Plan may be made without the consent of such affected Participant if such amendment would adversely affect the rights of such affected Participant under the Plan, except that an amendment to an outstanding Stock Award to comply with the provisions of Section 409A of the Code shall not be deemed to adversely affect the rights of such affected Participant; and

(viii) stockholder approval shall be obtained if required pursuant to the requirements of applicable stock exchange requirements.

(b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder and/or to bring the Plan into compliance therewith.

(d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless the Participant consents in writing.

(e) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless the applicable Participant consents in writing and provided further that such amendment does not result in a violation of Section 409A of the Code or the Income Tax Act (Canada).

11.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the tenth anniversary of the Effective Date, after which no grants of Stock Awards may be made; provided, that administration of the Plan shall continue in effect until all matters relating to Stock Awards previously granted have been settled.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

(c) Savings Clause. This Plan is intended to comply in all aspects with applicable laws and regulations. In case any one more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law or regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of this Plan.

12.	CHOICE OF LAW.

The law of the Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.